ARHAUS REPORTS FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS
BOSTON HEIGHTS, Ohio (February 26, 2025)—Arhaus, Inc. (“Arhaus” or the “Company”) (NASDAQ: ARHS), a growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, reported fourth quarter and full year 2024 results for the period ended December 31, 2024. Highlights include:
•Net revenue was $347 million in the fourth quarter and $1,271 million for the full year of 2024.
•Gross margin decreased 1.8% to $139 million in the fourth quarter and decreased 7.3% to $501 million for the full year of 2024.
•Selling, general and administrative expenses increased 11.1% to $111 million in the fourth quarter and increased 10.5% to $415 million for the full year of 2024.
•Net and comprehensive income of $21 million in the fourth quarter and $69 million for the full year of 2024.
•Adjusted EBITDA was $41 million in the fourth quarter and $133 million for the full year of 2024.
•Comparable growth(1) of (6.4)% in the fourth quarter and (8.0)% for the full year of 2024.
•Demand comparable growth(2) of 5.7% in the fourth quarter and (2.2)% for the full year of 2024.
•Showroom growth to 103 locations, as of December 31, 2024, inclusive of 11 new showroom openings and 5 strategic relocations in key growth markets for the full year of 2024.
John Reed, Co-Founder and Chief Executive Officer, said, “2024 was a transformative year for Arhaus, driven by disciplined execution of our strategy, record showroom expansion, and continued brand momentum. We celebrated a historic milestone by opening our 100th showroom, expanding to a total of 103 locations across 30 states at year end—our largest one-year expansion in nearly 40 years through new openings and relocations. With $198 million in cash and a debt-free balance sheet, we are well-positioned to invest in our long-term growth strategy. Looking ahead to 2025, demand comparable growth looks solid with positive client engagement. I am incredibly proud of our team's dedication and excited about the opportunities ahead as we continue to elevate the Arhaus brand and deliver exceptional value and a premium product to our clients and shareholders.”

Operational Highlights
Fourth quarter comparable growth(1) was (6.4)%, primarily due to lapping the impact of abnormal backlog fulfillment in the prior year, while demand comparable growth(2) was 5.7%, driven by the strength of the Company’s product assortment, marketing initiatives, and planned promotions.

Full-year comparable growth(1) was (8.0)%, primarily due to lapping the impact of abnormal backlog fulfillment in the prior year, and demand comparable growth(2) was (2.2)% due to softness in the second and third quarters. On a two-year stacked(3) basis, demand comparable growth(2) was 5.5%, underscoring the resilience of the Arhaus brand and omnichannel strategies.

Showroom Highlights
In 2024, the Company expanded its showroom footprint to 103 showrooms across 30 states and all four geographic regions, with 11 new openings and 5 strategic relocations in key growth markets. Showroom highlights include:

•Greenwich, Connecticut – The Company’s third location in the state situated just above Greenwich Avenue in the downtown shopping district.
•Oklahoma City, Oklahoma – The Company’s first location in the state strategically positioned within a premier mixed-use luxury development.
•Palm Desert, California – An expanded showroom located in the heart of the Coachella Valley.
•Los Angeles, California – Located at The Grove, an iconic shopping center, further strengthening the Company’s presence in California.
•Corte Madera, California – The Company’s largest retail location in the state and the 14th in California.
The Company’s long-term strategy remains focused on opening an average of five to seven new Traditional Showrooms annually, along with additional Design Studios and showroom relocations. The Company has a robust pipeline in place toward its goal of 165 Traditional Showrooms.
Balance Sheet and Liquidity
As of December 31, 2024, the Company reported the following:
•No long-term debt.
•Cash and cash equivalents totaled $198 million.
•Net merchandise inventory of $297 million, a 16.8% increase year-over-year.
•Client deposits of $221 million, a 27.1% increase year-over-year.
•Net cash provided by operating activities totaled $147 million for the full year.
•Net cash used in investing activities was approximately $100 million for the full year. Company-funded capital expenditures(4) were approximately $66 million and landlord contributions were approximately $34 million.

Outlook
The Company is providing the following outlook for selected full year and first quarter 2025 financial operating results.

	Full Year 2025	Q1 2025
Net revenue	$1.36 billion to $1.40 billion	$303 million to $323 million
Comparable growth(1)	0% to 3%	(6)% to 1%
Net income(5)	$63 million to $73 million	$3 million to $10 million
Adjusted EBITDA(6)	$140 million to $150 million	$17 million to $27 million

Other Estimates
Company-funded capital expenditures(4)	$90 million to $110 million
Fully diluted shares	~141 million
Effective tax rate	~26%
Showroom openings	3 to 5 new showrooms
(1) Comparable growth is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
(2) Demand comparable growth is a key performance indicator and is defined as the year-over-year percentage change of demand from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
(3) Two-year stack is calculated as current year demand comparable growth plus demand comparable growth for the prior year.
(4) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.
(5) U.S. GAAP net income (loss).
(6) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, interest income, and transaction costs. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.
Conference Call
You are invited to listen to Arhaus’ conference call to discuss the fourth quarter and full year 2024 financial results scheduled for today, February 26, 2025, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (877) 407-3982 within the U.S., or 1 (201) 493-6780, outside the U.S. The conference ID number is 13741051.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at http://ir.arhaus.com for approximately twelve months.
About Arhaus
Founded in 1986, Arhaus is a growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With more than 100 showroom and design studio locations across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service. For more information, please visit www.arhaus.com.

Investor Contact:
Tara Louise Atwood
Vice President, Investor Relations
(440) 439-7700
invest@arhaus.com
Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include adjusted EBITDA and adjusted EBITDA as a percentage of net revenue, which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-U.S. GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding U.S. GAAP measures. Please refer to the reconciliations of adjusted EBITDA to the most directly comparable financial measures prepared in accordance with U.S. GAAP below.
Forward-Looking Statements
Certain statements contained herein, including statements under the heading “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to manage and maintain the growth rate of our business; our ability to obtain quality merchandise in sufficient quantities; disruption in our receiving and distribution system, including delays in the integration of our distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers; effects of new or proposed tariffs and changes to international trade policies and agreements; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; risks as a result of constraints in our supply chain; a failure of our vendors to meet our quality standards; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing Showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; compliance with applicable governmental regulations; effectively managing our eCommerce sales channel and digital marketing efforts; our reliance on third-party transportation carriers and risks associated with freight and transportation costs; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited, amounts in thousands, except share and per share data)

	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$197,511	$223,098
Restricted cash	3,418	3,207
Accounts receivable, net	1,252	2,394
Merchandise inventory, net	297,010	254,292
Prepaid and other current assets	31,852	26,304
Total current assets	531,043	509,295
Operating right-of-use assets	322,302	302,157
Financing right-of-use assets	36,105	38,835
Property, furniture and equipment, net	282,520	220,248
Deferred tax assets	21,091	19,127
Goodwill	10,961	10,961
Other noncurrent assets	2,294	4,525
Total assets	$1,206,316	$1,105,148

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$68,621	$63,699
Accrued taxes	10,480	9,638
Accrued wages	11,538	15,185
Accrued other expenses	47,668	46,062
Client deposits	220,873	173,808
Current portion of operating lease liabilities	42,247	33,051
Current portion of financing lease liabilities	1,024	904
Total current liabilities	402,451	342,347
Operating lease liabilities, long-term	402,916	362,598
Financing lease liabilities, long-term	53,312	53,870
Deferred rent and lease incentives	—	1,952
Other long-term liabilities	3,892	4,143
Total liabilities	$862,571	$764,910

Commitments and contingencies

Stockholders’ equity
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 53,788,036 shares issued and 53,514,062 outstanding as of December 31, 2024; 53,254,088 shares issued and 53,169,711 shares outstanding as of December 31, 2023)	$53	$52
Class B shares, par value $0.001 per share (100,000,000 shares authorized, 87,115,600 shares issued and outstanding as of December 31, 2024; 87,115,600 shares issued and outstanding as of December 31, 2023)	87	87
Retained earnings	142,898	145,292
Additional paid-in capital	200,707	194,807
Total stockholders’ equity	343,745	340,238
Total liabilities and stockholders’ equity	$1,206,316	$1,105,148

Arhaus, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(Unaudited, amounts in thousands, except share and per share data)

	Year ended
	December 31,
	2024	2023
Net revenue	$1,271,107	$1,287,704
Cost of goods sold	769,878	747,281
Gross margin	501,229	540,423
Selling, general and administrative expenses	415,426	376,112
Gain on sale of assets	(1,202)	—
Income from operations	87,005	164,311
Interest income, net	(3,163)	(3,351)
Other income	(754)	(1,027)
Income before taxes	90,922	168,689
Income tax expense	22,372	43,450
Net and comprehensive income	$68,550	$125,239
Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	140,072,148	139,471,110
Net and comprehensive income per share, basic	$0.49	$0.90
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	140,692,000	140,096,732
Net and comprehensive income per share, diluted	$0.49	$0.89

Arhaus, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Year ended
	December 31,
	2024	2023
Cash flows from operating activities
Net income	$68,550	$125,239
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	39,086	29,442
Amortization of operating lease right-of-use asset	36,937	33,306
Amortization of deferred financing fees, interest on finance lease in excess of principal paid and interest on operating leases	26,728	22,075
Equity based compensation	7,640	7,909
Deferred tax assets	(1,964)	(2,286)
Gain on sale of property, furniture and equipment	(1,202)	—
Amortization of cloud computing arrangements	1,625	698
Amortization and write-off of lease incentives	(80)	(321)
Insurance proceeds	—	60
Changes in operating assets and liabilities
Accounts receivable	1,142	(660)
Merchandise inventory	(42,718)	32,067
Prepaid and other assets	(2,479)	(11,109)
Other noncurrent liabilities	(10)	388
Accounts payable	5,618	1,216
Accrued expenses	(921)	(1,540)
Operating lease liabilities	(37,908)	(39,020)
Client deposits	47,065	(28,779)
Net cash provided by operating activities	147,109	168,685
Cash flows from investing activities
Purchases of property, furniture and equipment	(107,370)	(93,441)
Proceeds from the sale of property, furniture and equipment	7,836	—
Insurance proceeds	—	333
Net cash used in investing activities	(99,534)	(93,108)
Cash flows from financing activities
Principal payments under finance leases	(927)	(763)
Repurchase of shares for payment of withholding taxes for equity based compensation	(1,769)	(1,036)
Cash dividend payments	(70,255)	—
Net cash used in financing activities	(72,951)	(1,799)
Net (decrease) increase in cash, cash equivalents and restricted cash	(25,376)	73,778
Cash, cash equivalents and restricted cash
Beginning of year	226,305	152,527
End of year	$200,929	$226,305

Arhaus, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (continued)
(Unaudited, amounts in thousands)

	Year ended
	December 31,
	2024	2023
Supplemental disclosure of cash flow information
Interest paid in cash	$4,670	$5,301
Interest received in cash	9,029	8,778
Income taxes paid in cash	23,770	47,132
Noncash investing activities:
Purchases of property, furniture and equipment in current liabilities	8,383	10,286
Noncash financing activities:
Adjustment to deferred tax asset impact of Reorganization from partnership to a corporation	—	(1,625)
Capital contributions	30	56

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, amounts in thousands)

	Year ended
	December 31,
	2024	2023
Net and comprehensive income	$68,550	$125,239
Interest income, net	(3,163)	(3,351)
Income tax expense	22,372	43,450
Depreciation and amortization	39,086	29,442
EBITDA	126,845	194,780
Equity based compensation	7,640	7,909
Other (income) expenses(1)	(1,202)	792
Adjusted EBITDA	$133,283	$203,481

Net revenue	$1,271,107	$1,287,704
Net and comprehensive income as a % of net revenue	5.4%	9.7%
Adjusted EBITDA as a % of net revenue	10.5%	15.8%

(1) Other (income) expenses represent costs and investments not indicative of ongoing business performance, such as gain on disposal of assets, secondary offering costs, severance, signing bonuses and recruiting costs. For the year ended December 31, 2024, these other (income) expenses consisted largely of $1.2 million of gain on disposal of assets. For the year ended December 31, 2023, these other (income) expenses consisted largely of $0.5 million of secondary offering costs.

Arhaus, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(Unaudited, amounts in thousands, except share and per share data)

	Three months ended
	December 31,
	2024	2023
Net revenue	$347,011	$344,008
Cost of goods sold	208,280	202,800
Gross margin	138,731	141,208
Selling, general and administrative expenses	111,341	100,222
Gain on sale of assets	(1,202)	—
Income from operations	28,592	40,986
Interest income, net	(581)	(1,620)
Other income	(307)	(289)
Income before taxes	29,480	42,895
Income tax expense	8,186	11,679
Net and comprehensive income	$21,294	$31,216
Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	140,315,252	139,783,398
Net and comprehensive income per share, basic	$0.15	$0.22
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	140,569,488	140,319,792
Net and comprehensive income per share, diluted	$0.15	$0.22

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, amounts in thousands)

	Three months ended
	December 31,
	2024	2023
Net and comprehensive income	$21,294	$31,216
Interest income, net	(581)	(1,620)
Income tax expense	8,186	11,679
Depreciation and amortization	11,191	8,003
EBITDA	40,090	49,278
Equity based compensation	2,288	2,157
Other income (1)	(1,202)	(200)
Adjusted EBITDA	$41,176	$51,235

Net revenue	$347,011	$344,008
Net and comprehensive income as a % of net revenue	6.1%	9.1%
Adjusted EBITDA as a % of net revenue	11.9%	14.9%

(1) Other income represents costs and investments not indicative of ongoing business performance, such as gain on disposal of assets and secondary offering costs. For the three months ended December 31, 2024, other income consisted largely of $1.2 million of gain on disposal of assets.